      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1994
                                                     Registration No. 33-_______
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            -----------------------

                        NORTH FORK BANCORPORATION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                            36-3154608
  (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                        Identification No.)

                  9025 ROUTE 25
                MATTITUCK, NEW YORK                         11952
           (Address of Principal Executive Offices)      (Zip Code)

          NORTH FORK BANCORPORATION, INC. 1994 KEY EMPLOYEE STOCK PLAN
                            (Full title of the Plan)

                                JOHN ADAM KANAS
                CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        NORTH FORK BANCORPORATION, INC.
                                 9025 ROUTE 25
                           MATTITUCK, NEW YORK  11952
                    (Name and address of agent for service)

                                 (516) 298-5000
                       (Telephone number, including area
                          code, of agent for service)

                        Copies of all correspondence to:
                            Thomas B. Kinsock, Esq.
                            Gallop, Johnson & Neuman
                            Interco Corporate Tower
                             101 South Hanley Road
                           St. Louis, Missouri  63105
================================================================================

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                    Proposed      Proposed
 Title of                           maximum        maximum
securities            Amount        offering      aggregate    Amount of
  to be                to be         price        offering     registra-
registered         registered(1)  per share(2)      price      tion fee
- -----------------  -------------  ------------  -------------  ---------

Common Stock          700,000       $14.0625    $9,843,750.00  $3,394.40
$2.50 par value
per share

- --------------------------

(1) Represents maximum number of shares available for issuance under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee and based upon the average of the high and low prices per share of the registrant's Common Stock as reported by the New York Stock Exchange on April 28, 1994.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

 ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by the registrant with the Securities and Exchange Commission are incorporated herein by reference:

    (a) The registrant's latest annual report on Form 10-K filed pursuant to
 Section 13(a) or 15(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

    (b) All other reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

    (c) The description of the registrant's common stock which is contained in the registration statement filed by the registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.


    All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

 ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

 ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Not Applicable.

 ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees and agents under certain circumstances. Article 8 of the registrant's Bylaws provides for indemnification of directors, officers, employees and agents of the registrant for expenses (including attorney's fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit if such director, officer, employee or agent is successful on the merits or otherwise, or acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Article 10 of the registrant's Certificate of Incorporation provides that directors shall not be liable for monetary damages resulting from a breach of their fiduciary duties, except for (i) any breach of the duty of loyalty to the Registrant and its stockholders, (ii) acts or omissions involving bad faith, intentional misconduct or a knowing violation of law, (iii) as provided under
 Section 174 of the General Corporation Law of the State of Delaware (which provides that directors are personally liable for unlawful dividends or unlawful stock repurchases or redemptions), or (iv) any transaction from which a director personally derived any improper personal benefit.

    The registrant maintains a director and officer liability insurance policy providing for the insurance on behalf of any person who is or was a director or officer of the registrant and subsidiary companies against any liability incurred by him in any such capacity or arising out of his status as such. The insurer's limit of liability under the policy is $7,500,000 in the aggregate for all insured losses per year. The policy contains various reporting requirements and exclusions.

    The ability of the registrant or its subsidiary banks to indemnify officers and directors against certain liabilities or expenses may be limited by the federal banking regulators acting under Section 2523 of the Comprehensive Thrift and Bank Fraud Prosecution and Taxpayer Recovery Act of 1990. The Federal Deposit Insurance Corporation proposed regulations in September 1991 which would prohibit insured banks and their holding companies from indemnifying directors and officers against liability and expenses incurred by them in connection with regulatory enforcement actions which result in the entry of a final order against such individuals. Advancement of legal expenses in connection with regulatory enforcement actions against directors and officers would also be prohibited by the regulations, unless certain conditions were met.

 ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not Applicable.

 ITEM 8.  EXHIBITS

    The following exhibits are filed as part of this registration statement or incorporated by reference herein.

 Exhibit
 Number                     Description
 -------                    -----------

 4       North Fork Bancorporation, Inc. 1994 Key Employee Stock Plan.

 5       Opinion of Gallop, Johnson & Neuman.

 23.1    Consent of KPMG Peat Marwick, Certified Public Accountants.

 23.2    Consent of Gallop, Johnson & Neuman (included in Exhibit 5).

 24 Power of Attorney (included on signature page of the registration statement).

 ITEM 9.  UNDERTAKINGS


    (a) The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c)-(g)  Not Applicable.

    (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (i)  Not Applicable.

    (j)  Not Applicable.

                                   SIGNATURES


    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mattituck, State of New York, on April 19, 1994.


                        NORTH FORK BANCORPORATION, INC.



                        By: /s/ John Adam Kanas
                            ---------------------------------------
                            John Adam Kanas
                            Chairman, President and
                            Chief Executive Officer



                               POWER OF ATTORNEY


    We, the undersigned officers and directors of North Fork Bancorporation, Inc. hereby severally and individually constitute and appoint John Adam Kanas and Daniel M. Healy and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Name                         Title                  Date
         ----                         ------                 ----

/s/ John Adam Kanas           Chairman, President,
- ----------------------------  Chief Executive
John Adam Kanas               Officer and Director      April 19, 1994


/s/ Daniel M. Healy           Executive Vice
- ----------------------------  President, Chief          April 18, 1994
Daniel M. Healy               Financial Officer
                              (Principal Financial
                              and Accounting Officer)


/s/ Allan C. Dickerson        Director                  April 18, 1994
- ----------------------------
Allan C. Dickerson


/s/ Lloyd A. Gerard           Director                  April 18, 1994
- ----------------------------
Lloyd A. Gerard


/s/ James F. Reeve            Director                  April 18, 1994
- ----------------------------
James F. Reeve


/s/ George H. Rowsom          Director                  April 18, 1994
- ----------------------------
George H. Rowsom


/s/ Raymond W. Terry, Jr.     Director                  April 18, 1994
- ----------------------------
Raymond W. Terry, Jr.


/s/ John Bohlsen              Director                  April 19, 1994
- ----------------------------
John Bohlsen


/s/ Malcolm J. Delaney        Director                  April 18, 1994
- ----------------------------
Malcolm J. Delaney


/s/ James H. Rich, Jr.        Director                  April 18, 1994
- ----------------------------
James H. Rich, Jr.

                                    FORM S-8
                                    --------

                        NORTH FORK BANCORPORATION, INC.


                                 EXHIBIT INDEX
                                 -------------

 Exhibit
 Number                 Description
 ------                 -----------



 4        North Fork Bancorporation, Inc. 1994
            Key Employee Stock Plan


 5        Opinion of Gallop, Johnson & Neuman, L.C.


 23.1     Consent of KPMG Peat Marwick, Certified
            Public Accountants


 23.2     Consent of Gallop, Johnson & Neuman, L.C.
            (included in Exhibit 5)


 24       Power of Attorney (included on signature
            page of the registration statement)